EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned hereby certifies that the Form 10-Q Quarterly Report of Quaker Chemical Corporation (the “Company”) for the quarterly period ended June 30, 2011 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 27, 2011	/s/ Michael F. Barry
Michael F. Barry
Chief Executive Officer of Quaker Chemical Corporation